                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG

                             SCNV ACQUISITION CORP.,

                            SOLMECS CORPORATION N.V.,

                                       AND

                            BAYOU INTERNATIONAL LTD.




                       ----------------------------------


                                  JUNE 5, 1998

                       ----------------------------------

                                TABLE OF CONTENTS

                                                                          PAGE


 1.  Purchase and Sale of Solmecs Stock.....................................  1

 2.  Purchase Price.........................................................  1

 3.  Representations and Warranties as to Solmecs...........................  2
          3.1  Organization, Standing and Power.............................  2
          3.2  Capitalization...............................................  2
          3.3  Ownership of Solmecs Stock...................................  3
          3.4  Interests in Other Entities..................................  3
          3.5  Authority....................................................  3
          3.6  Noncontravention.............................................  4
          3.7  Financial Statements.........................................  4
          3.8  Accounts Receivable; Inventories.............................  5
          3.9  Absence of Undisclosed Liabilities...........................  5
          3.10  Properties..................................................  5
          3.11  Absence of Changes..........................................  6
          3.12  Litigation..................................................  7
          3.13  No Violation of Law; Environmental Matters..................  7
          3.14  Intangibles.................................................  9
          3.15  Tax Matters................................................. 10
          3.16  Insurance................................................... 11
          3.17  Banks; Powers of Attorney................................... 11
          3.18  Employee Arrangements....................................... 12
          3.19  Records..................................................... 13
          3.20  Brokerage Fees.............................................. 13
          3.21  Suppliers and Providers of Services......................... 13
          3.22  Customers................................................... 14
          3.23  Licenses.................................................... 14
          3.24  Certain Business Matters.................................... 14
          3.25  Certain Contracts........................................... 15
          3.26  Business Practices and Commitments.......................... 17
          3.27  Approvals/Consents.......................................... 17
          3.28  No Illegal or Improper Transactions......................... 17
          3.29  Restrictive Documents and Territorial
                Restrictions................................................ 17
          3.30  Information as to Solmecs................................... 18

 4.  Representations and Warranties as to SCNV.............................. 18

          4.1  Organization, Standing and Power............................. 18
          4.2  Incorporation Documents and By-Laws.......................... 19
          4.3  Capitalization/Stock Consideration........................... 19
          4.4  Authority.................................................... 20
          4.5  Noncontravention............................................. 20
          4.6  Information as to SCNV....................................... 21


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
5.  Indemnification........................................................ 21
         5.1  Indemnification by the Solmecs Shareholder................... 21
         5.2  Indemnification by SCNV...................................... 21
         5.3  Third Party Claims........................................... 22
         5.4  Assistance................................................... 23
         5.5  Limitations.................................................. 23

6.  Covenants.............................................................. 24
         6.1  Investigation................................................ 24
         6.2  Consummation of Transaction.................................. 24
         6.3  Cooperation/Further Assurances............................... 24
         6.4  Accuracy of Representations.................................. 25
         6.5  Notification of Certain Matters.............................. 25
         6.6  Broker....................................................... 25
         6.7  No Solicitation of Transactions.............................. 25
         6.8  Management and Administrative Matters........................ 26
         6.9  Equity Financing............................................. 26
         6.11 Prohibited Conduct........................................... 27
         6.12 Public Announcements......................................... 29
         6.13 Information Statement........................................ 29

7.  Nondisclosure/Non-Compete.............................................. 30
         7.1  Nondisclosure................................................ 30
         7.2  Non-Compete Covenant......................................... 30
         .................................................................. 31
         7.3  No Disparagement............................................. 31
         7.4  Injunctive Relief, etc....................................... 31
         7.5  Scope of Restriction......................................... 31

8.  Conditions of Purchase and Sale........................................ 31
         8.1  Conditions to Obligations of SCNV to Purchase the
              Solmecs Stock................................................ 31
                  (a)  Accuracy of Representations and Warranties.......... 32
                  (b)  Performance of Agreements........................... 32
                  (c)  Opinion of Counsel for Solmecs and Solmecs
                       Shareholder......................................... 32
                  (d)  Litigation.......................................... 32
                  (e)  Consents and Approvals.............................. 32
                  (f)  Validity of Transactions............................ 32
                  (g)  No Material Adverse Change.......................... 33
                  (h)  Equity Financing.................................... 33
                  (i)  Employment Agreement................................ 33
                  (j)  Lock-Up Agreement................................... 33
                  (k)  Registration Rights Agreement....................... 33
                  (l)  Solmecs Shareholder Consent......................... 33
                  (m)  Capital Contribution................................ 33
                  (n)  No Adverse Decision................................. 33
         8.2  Conditions to Obligations of Solmecs and the
              Solmecs Shareholder to Sell the Solmecs Stock................ 34
                  (a)  Accuracy of Representations and Warranties.......... 34
                  (b)  Performance of Agreements........................... 34
                  (c)  Opinion of Counsel for SCNV......................... 34


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
                        (d)  Litigation..................................... 34
                        (e)  Consents and Approvals......................... 34
                        (f)  Equity Financing............................... 35
                        (i)  Validity of Transactions....................... 35

      9.  The Closing....................................................... 35
               9.1  Deliveries by SCNV at the Closing....................... 35
                        .................................................... 35
               9.2  Deliveries by Solmecs and/or the Solmecs
                    Shareholder at the Closing.............................. 36
                        .................................................... 36
               9.3  Other Deliveries........................................ 36

      10.  Termination, Amendment and Waiver................................ 36
               10.1  Termination............................................ 36
               10.2  Effect of Termination.................................. 37
               10.3  Fees and Expenses...................................... 37
               10.4  Amendment.............................................. 37
               10.5  Waiver................................................. 38

      11.  Survival of Representations and Warranties....................... 38

      12.  General Provisions............................................... 38
               12.1  Notices................................................ 38
               12.2  Severability........................................... 39
               12.3  Entire Agreement....................................... 39
               12.4  No Assignment.......................................... 39
               12.5  Headings............................................... 40
               12.6  Governing Law.......................................... 40
               12.7  Counterparts........................................... 40

1.    Purchase and Sale of Solmecs Stock....................................  1

2.    Purchase Price........................................................  1

3.    Representations and Warranties as to Solmecs..........................  2
      3.1   Organization, Standing and Power................................  2
      3.2   Capitalization..................................................  2
      3.3   Ownership of Solmecs Stock......................................  3
      3.4   Interests in Other Entities.....................................  3
      3.5   Authority.......................................................  3
      3.6   Noncontravention................................................  4
      3.7   Financial Statements............................................  4
      3.8   Accounts Receivable; Inventories................................  5
      3.9   Absence of Undisclosed Liabilities..............................  5
      3.10  Properties......................................................  5
      3.11  Absence of Changes..............................................  6
      3.12  Litigation......................................................  7
      3.13  No Violation of Law; Environmental Matters......................  7
      3.14  Intangibles.....................................................  9
      3.15  Tax Matters..................................................... 10
      3.16  Insurance....................................................... 11


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
         3.17  Banks; Powers of Attorney................................ 11
         3.18  Employee Arrangements.................................... 12
         3.19  Records.................................................. 13
         3.20  Brokerage Fees........................................... 13
         3.21  Suppliers and Providers of Services...................... 13
         3.22  Customers................................................ 14
         3.23  Licenses................................................. 14
         3.24  Certain Business Matters................................. 14
         3.25  Certain Contracts........................................ 15
         3.26  Business Practices and Commitments....................... 17
         3.27  Approvals/Consents....................................... 17
         3.28  No Illegal or Improper Transactions...................... 17
         3.29  Restrictive Documents and Territorial Restrictions....... 17
         3.30  Information as to Solmecs................................ 18

4.       Representations and Warranties as to SCNV...................... 18
         4.1  Organization, Standing and Power.......................... 18
         4.2  Incorporation Documents and By-Laws....................... 19
         4.3  Capitalization/Stock Consideration........................ 19
         4.4  Authority................................................. 20
         4.5  Noncontravention.......................................... 20
         4.6  Information as to SCNV.................................... 21

5.       Indemnification................................................ 21
         5.1  Indemnification by the Solmecs Shareholder................ 21
         5.2  Indemnification by SCNV................................... 21
         5.3  Third Party Claims........................................ 22
         5.4  Assistance................................................ 23
         5.5  Limitations............................................... 23

6.       Covenants...................................................... 24
         6.1   Investigation............................................ 24
         6.2   Consummation of Transaction.............................. 24
         6.3   Cooperation/Further Assurances........................... 24
         6.4   Accuracy of Representations.............................. 25
         6.5   Notification of Certain Matters.......................... 25
         6.6   Broker................................................... 25
         6.7   No Solicitation of Transactions.......................... 25
         6.8   Management and Administrative Matters.................... 26
         6.9   Equity Financing......................................... 26
         6.11  Prohibited Conduct....................................... 27
         6.12  Public Announcements..................................... 29
         6.13  Information Statement.................................... 29

7.       Nondisclosure/Non-Compete...................................... 30
         7.1  Nondisclosure............................................. 30
         7.2  Non-Compete Covenant...................................... 30
         7.3  No Disparagement.......................................... 31
         7.4  Injunctive Relief, etc.................................... 31
         7.5  Scope of Restriction...................................... 31

8.       Conditions of Purchase and Sale................................ 31


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
         8.1  Conditions to Obligations of SCNV to Purchase the
                  Solmecs Stock................................................................................. 31
                           (a)  Accuracy of Representations and Warranties...................................... 31
                           (b)  Performance of Agreements....................................................... 32
                           (c)  Opinion of Counsel for Solmecs and Solmecs
                           Shareholder.......................................................................... 32
                           (d)  Litigation...................................................................... 32
                           (e)  Consents and Approvals.......................................................... 32
                           (f)  Validity of Transactions........................................................ 32
                           (g)  No Material Adverse Change...................................................... 33
                           (h)  Equity Financing................................................................ 33
                           (i)  Employment Agreement............................................................ 33
                           (j)  Lock-Up Agreement............................................................... 33
                           (k)  Registration Rights Agreement................................................... 33
                           (l)  Solmecs Shareholder Consent..................................................... 33
                           (m)  Capital Contribution............................................................ 33
                           (n)  No Adverse Decision............................................................. 33
         8.2  Conditions to Obligations of Solmecs and the Solmecs
                  Shareholder to Sell the Solmecs Stock......................................................... 34
                           (a)  Accuracy of Representations and Warranties...................................... 34
                           (b)  Performance of Agreements....................................................... 34
                           (c)  Opinion of Counsel for SCNV..................................................... 34
                           (d)  Litigation...................................................................... 34
                           (e)  Consents and Approvals.......................................................... 34
                           (f)  Equity Financing................................................................ 34
                           (i)  Validity of Transactions........................................................ 35

9.       The Closing............................................................................................ 35
         9.1  Deliveries by SCNV at the Closing................................................................. 35
         9.2  Deliveries by Solmecs and/or the Solmecs Shareholder
                  at the Closing................................................................................ 35
         9.3  Other Deliveries.................................................................................. 36

10.      Termination, Amendment and Waiver...................................................................... 36
         10.1  Termination...................................................................................... 36
         10.2  Effect of Termination............................................................................ 37
         10.3  Fees and Expenses................................................................................ 37
         10.4  Amendment........................................................................................ 37
         10.5  Waiver........................................................................................... 37

11.  Survival of Representations and Warranties................................................................. 38

12.  General Provisions......................................................................................... 38
         12.1  Notices.......................................................................................... 38
         12.2  Severability..................................................................................... 39
         12.3  Entire Agreement................................................................................. 39
         12.4  No Assignment.................................................................................... 39
         12.5  Headings......................................................................................... 39
         12.6  Governing Law.................................................................................... 39
         12.7  Counterparts..................................................................................... 40

                            STOCK PURCHASE AGREEMENT



                  AGREEMENT dated as of June 5, 1998 (the "Agreement"), by and among SCNV ACQUISITION CORP., a Delaware corporation ("SCNV"); SOLMECS CORPORATION N.V., a company organized under the laws of the Netherlands Antilles ("Solmecs"); and BAYOU INTERNATIONAL LTD., a Delaware corporation and sole shareholder of Solmecs (the "Solmecs Shareholder").

                              W I T N E S S E T H :


                  WHEREAS, the Solmecs Shareholder is the owner of all of the issued and outstanding shares of capital stock of Solmecs (the "Solmecs Stock"); and

                  WHEREAS, Solmecs is in the business of research and development of high efficiency, low pollution or pollution-free products and technologies in the energy conversion and conservation fields (the "Business"); and

                  WHEREAS, SCNV wishes to purchase all of the Solmecs Stock from the Solmecs Shareholder, upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                  1.  Purchase and Sale of Solmecs Stock.

                  Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date (as defined in Article 9 hereof) the Solmecs Shareholder shall sell, convey, assign, transfer and deliver to SCNV all of the Solmecs Stock, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever (except for United States and state securities law restrictions of general applicability).

                  2.       Purchase Price

                  The purchase price for the purchase and sale of the Solmecs Stock by Solmecs shall be 499,701 shares (the "Stock Consideration") of Common Stock, par value $.01 per share, of SCNV ("SCNV Common Stock").

                  3. Representations and Warranties as to Solmecs. Subject to the qualifications set forth in Section 3.32 below, Solmecs and the Solmecs Shareholder, jointly and severally, represent and warrant to SCNV as follows:

                  3.1  Organization, Standing and Power.

                    (a) Solmecs is a company duly organized, validly existing and in good standing under the laws of the Netherlands Antilles, with full power and authority to (i) own, lease and operate its properties, (ii) carry on the Business and (iii) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by Solmecs, or the conduct of the Business makes it necessary for Solmecs to qualify to do business as a foreign corporation or entity, where the failure to so qualify would have a material adverse effect on the business, operations or financial condition of Solmecs. True and complete copies of the organizational and other constituent documents of Solmecs and all amendments thereof to date have heretofore been furnished to SCNV. Solmecs's minute books heretofore exhibited to SCNV contain complete and accurate records of all meetings and other corporate actions of Solmecs' stockholders and Board of Directors (including committees of its Boards of Directors).

                    (b) The Solmecs Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto.

                  3.2 Capitalization. The Solmecs Stock consists of 23,800 shares of authorized class B common stock, of which 7,286 shares are issued and outstanding, and 1200 shares of authorized class A preferred stock, all of which are issued and outstanding. All issued shares of the Solmecs Stock have been duly authorized, validly issued and outstanding and are fully paid and nonassessable and owned of record and beneficially by the Solmecs Shareholder. There are no outstanding options, warrants, rights, puts, calls, commitments, exchange, conversion rights, plans or other agreements of any character to which Solmecs or the Solmecs Shareholder (individually or jointly) is a party or otherwise bound which provide for the acquisition, disposition or issuance of any issued but not outstanding, or authorized and unissued shares, of Solmecs Stock. There is no personal liability, and there are no preemptive or similar rights, attached to the Solmecs Stock. There are no outstanding obligations, contingent or other, of Solmecs to purchase, redeem or otherwise acquire any capital stock of Solmecs. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to the capital stock of Solmecs.

                    3.3 Ownership of Solmecs Stock. The Solmecs Shareholder has good and marketable title to all of the issued and outstanding shares of Solmecs Stock, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever (except for United States and the applicable foreign securities law restrictions of general applicability), and on the Closing Date, will own all of the Solmecs Stock and shall transfer the Solmecs Stock, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever (except for United States and state securities law restrictions of general applicability), including, but not limited to, any claims by any present or former shareholders of Solmecs.

                    3.4 Interests in Other Entities.

                    (a) Except as set forth on Schedule 3.4(a), Solmecs does not
(i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation, (ii) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity, and (iii) have any obligation, direct or indirect, present or contingent, (A) to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any other entity or individual, or (B) to share any profits or capital investments or both.

                    3.5 Authority.

                    (a) The execution and delivery by Solmecs and the Solmecs Shareholder of this Agreement and of all of the agreements to be executed and delivered by either or both of them pursuant hereto (collectively, the "Solmecs Documents"), the performance by each of Solmecs and the Solmecs Shareholder of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been (except for approval of shareholders of Solmecs Shareholder), and at the Closing Date will be, duly and validly authorized by all necessary corporate action on the part of each of Solmecs and the Solmecs Shareholder (including, but not limited to, the unanimous consent of the Boards of Directors of Solmecs and the Solmecs Shareholder and the written consent of the Solmecs Shareholder and the holders of the requisite percentage of shares of capital stock of the Solmecs Shareholder) and each of Solmecs and the Solmecs Shareholder has (and at the Closing Date will have) all necessary corporate power and corporate authority with respect thereto.

                    (b) This Agreement is, and when executed and delivered by Solmecs and the Solmecs Shareholder, each of the other agreements to be delivered by either or both of them pursuant hereto will be, the valid and binding obligations of Solmecs and the Solmecs Shareholder, to the extent they are parties thereto, in accordance with their respective terms.

                    3.6 Noncontravention. Neither the execution and delivery by Solmecs or by the Solmecs Shareholder of this Agreement or of any other Solmecs Documents to be executed and delivered by either or both of them, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by either or both of them of any of their respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the organizational or other constituent documents of Solmecs or the Certificate of Incorporation and ByLaws of the Solmecs Shareholder, each as amended to date, or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to any of them, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either or both of them is a party or by which either or both of them or any of their respective assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to either or both of them, or (d) result in the creation or imposition of any lien, adverse claim, restriction, charge or encumbrance upon any of the assets or properties of Solmecs (the "Assets") or the Solmecs Stock, or (f) interfere with or otherwise adversely affect the ability of SCNV to carry on the Business after the Closing Date on substantially the same basis as is now conducted by Solmecs.

                    3.7 Financial Statements.

                    Solmecs has heretofore delivered SCNV correct and complete copies of (a) its financial statements consisting of the audited balance sheet for the year ended June 30, 1997 (the "Balance Sheet"), and the related statements of income, stock- holders' equity and cash flows for the year ended on such date, certified by Luboshitz Kasierer & Co., independent certified public accountants, and (b) its unaudited statements of operations, statement of retained earnings and cash flows as of and for the nine (9) month period ended March 31, 1998 (collectively, the "Solmecs Financial Statements"). The Solmecs Financial Statements were prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), consistently applied, and present fairly the financial position of Solmecs as at the dates thereof and the results of operations for the periods and the cash flow indicated. The books and records of Solmecs are complete and correct in all material respects, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition, results of operations and cash flow of Solmecs as set forth in the Solmecs Financial Statements.

                    3.8 Accounts Receivable; Inventories.

                    (a) The accounts receivable of Solmecs, net of the allowance for doubtful accounts applicable thereto (which allowance is established on a basis consistent with GAAP) included in the latest balance sheets included in the Solmecs Financial Statements are collectible in full over the period of usual trade terms (by use of Solmecs' normal collection methods), and there do not exist any defenses, counterclaims and set-offs which would materially adversely affect such receivables, and all such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Solmecs. Solmecs has fully performed all obligations with respect thereto which they were obligated to perform to the date hereof.

                    (b) The inventories reflected on the Solmecs Financial Statements, and to the extent thereafter added, consist of items of a quality and quantity usable or saleable in the ordinary course of business, except for obsolete materials, slow-moving items, materials of below standard quality and not readily marketable items, all of which have been written down to net realizable value or adequately reserved against on the books and records of Solmecs. All inventories are stated at the lower of cost or market in accordance with GAAP.

                    3.9 Absence of Undisclosed Liabilities. Solmecs has no liabilities or obligations of any nature whatsoever, whether accrued, matured, unmatured, absolute, contingent, direct or indirect or otherwise, which have not been (a) in the case of liabilities and obligations of a type customarily reflected on a corporate balance sheet, prepared in accordance with GAAP, set forth on the Balance Sheet, or (b) incurred in the ordinary course of business since June 30, 1997 or (c) in the case of other types of liabilities and obligations, described in any of the schedules delivered pursuant hereto or omitted from said schedules in accordance with the terms of this Agreement, or arising under contracts or leases listed in such schedules or other contracts or leases which are omitted from such schedules in accordance with the terms of this Agreement, or (d) incurred, consistent with past practice, in the ordinary course of business of Solmecs (in the case of liabilities and obligations of the type referred to in clause (a) above).

                    3.10 Properties. Schedule 3.10 sets forth all (a) real property which is owned or leased (whether as lessor or lessee) or subject to lease (whether as lessor or lessee) by Solmecs, or which is subject to a title retention or conditional sales agreement or other security device, and (b) tangible personal property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by Solmecs. Solmecs has marketable title to all of the properties and assets, reflected on the Solmecs Financial Statements as of June 30, 1997 or thereafter acquired, except properties or assets sold or otherwise disposed of in the ordinary course of business, free and clear of any and all mortgages, liens (including liens for current Taxes, as defined in Section 3.15(b) hereof), pledges, claims, charges and encumbrances of any nature whatsoever (hereinafter collectively, "Liens"), other than Liens not yet due and payable or being contested in good faith by appropriate proceedings. All plants, structures and equipment which are utilized in the Business, or are material to the condition (financial or otherwise) of Solmecs, are owned or leased by Solmecs and are in good operating condition and repair (ordinary wear and tear excepted) and are adequate and suitable for the purposes for which they are used.

                    3.11 Absence of Changes. Except for the return to the Solmecs Shareholder of an aggregate of 50,000 shares of the Common Stock of the Solmecs Shareholder (the "Bayou Stock") held by Solmecs, Solmecs has not since June 30, 1996, (a) issued any stock, bond or other corporate or partnership security (including without limitation securities convertible into or rights to acquire capital stock of Solmecs); (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into, all of which were in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the most recent balance sheet included in the Solmecs Financial Statements and current liabilities incurred in the ordinary course of business since the most recent balance sheet included in the Solmecs Financial Statements; (d) declared or made any payment or distribution (whether in cash, securities, other property or any combination thereof) on or in respect of the capital stock of Solmecs or purchased or redeemed any shares of its capital stock or other securities; (e) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (f) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim; (g) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset; (h) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business; (i) suffered any material adverse change in its relations with, or any loss or threatened loss of, any of its Suppliers (as defined in Section 3.21 hereof); (j) with respect to any of its directors, officers, partners or employees, (i) granted any severance or termination pay, (ii) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement (iii) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increased the compensation, bonus or other benefits payable; (k) made any change in the manner of its business or operations; (l) made any change in any method of accounting or accounting practice; (m) written off as uncollectible any accounts or notes receivable in excess of reserves; (n) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (o) entered into any commitment (contingent or otherwise) to do any of the foregoing.

                    3.12 Litigation. There are no suits or actions, civil or administrative, arbitration or other proceedings or governmental investigations, pending or threatened, against or relating to Solmecs, the Solmecs Shareholder, the Solmecs Stock, the Shares, this Agreement, the transactions contemplated hereby, the Business or any of the Assets. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Solmecs, the Solmecs Shareholder, the Solmecs Stock, this Agreement, the transactions contemplated hereby, the Business or any of the Assets, the effect of which is
(a) to limit, restrict, regulate, enjoin or prohibit any business practice of Solmecs in any area, or the acquisition by Solmecs of any properties, assets or businesses, or (b) otherwise materially adverse to the Business or any of the Assets.

                    3.13 No Violation of Law; Environmental Matters.
                    (a) Solmecs is not engaging in any activity or omitting to take any action as a result of which (A) it is in violation of any material law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to Solmecs, the Business or any of the Assets, including, but not limited to, those relating to anti-boycotting and the transfer of technology and encrypted material under the Export Administration Act (50 U.S.C. Sections 1201 and 2401) or equivalent foreign law;
bribery and other prohibited methods of obtaining and retaining business under the Foreign Corrupt Practices Act (15 U.S.C. Sections 78dd and 78m) or equivalent foreign law, occupational safety and health matters; issues of environmental and ecological protection (e.g., the use, storage, handling, transport or disposal of pollutants, contaminants or hazardous or toxic materials or wastes, and the exposure of persons thereto); business practices and operations; labor practices; employee benefits; and zoning and other land use, and (B) Solmecs, the Business and/or any of the Assets have been, or may be, materially adversely affected thereby.

                    (b) Without limiting the representations contained in subsection (a) hereof, no permits, licenses and other authorizations are required of Solmecs to conduct the Business in the same manner conducted prior to the Closing Date under any United States or foreign national, regional, state, county or local statute, law, regulation, ordinance, rule, judgment, order, decree, concession, grant, franchise, agreement or governmental restriction relating to the environment or the general treatment, storage, recycling, transportation, actual or potential release or disposal of any Hazardous Materials (as defined below) into the environment ("Environmental Law") and Solmecs is in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to it in connection with the conduct of the Business or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under any Environmental Law. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any United States or foreign national, regional, state, county or local government or any United States or foreign executive, legislative, judicial, regulatory or administrative entity or other governmental entity with respect to any alleged failure by Solmecs to have any permit, license or authorization required in connection with the generation, treatment, storage, recycling, transportation, release or disposal of any pollutant, toxic or hazardous material, hazardous substance, hazardous constituent or waste of any kind as defined under any Environmental Law (collectively "Hazardous Materials") generated by or relating to Solmecs or any of its properties (or any predecessor to the Business or Assets of Solmecs with respect to the Business or the Assets) whether or not occurring at or on property owned, leased or operated by Solmecs. Solmecs does not have, and its properties are not subject to, any liability, contingent or otherwise, arising out of or resulting from the release, leakage, pouring, emission, emptying, injection, pumping, escaping, leaching, dumping, discharge, spillage, storage, burying or other disposal, whether on its own premises or through other individuals or entities, of any Hazardous Materials. There are no citations, fines or penalties heretofore assessed against Solmecs or with respect to any of its property under any United States or foreign national, regional, state, county or local statute, law, regulation, ordinance, rule, judgment, order, decree, concession, grant, franchise, agreement or governmental restriction that remain unpaid, nor has Solmecs received any notices or any other communications from the United States Environmental Protection Agency, Occupational Safety and Health Administration and equivalent foreign regulatory agency or governmental entity with respect to any violations or alleged violations of any United States or foreign national, regional, state, county or local statute, law, regulation, directive, guidance, ordinance, rule, judgment, order, decree, concession, grant, franchise, agreement or governmental restriction or policy which has not been remedied prior to the date hereof.

                    (c) (i) there are no Hazardous Substances (as such term is defined in the United States Comprehensive Environment Response, Compensation and Liability Act of 1980 ("CERCLA") and equivalent foreign laws) upon, beneath or migrating or threatening to migrate to or from the real property owned and/or leased by Solmecs and (ii) there are no underground storage tanks for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by Solmecs with respect to the Business.

                    (d) There are no encumbrances in favor of any governmental entity for (i) any liability under Environmental Laws or (ii) damages arising from or costs incurred by such governmental entity in response to a release or threatened release of Hazardous Substances into the environment (collectively, "Environmental Encumbrances") arising under or pursuant to any Environmental Laws, and, no governmental actions have been taken or are threatened which could reasonably be anticipated to subject the Business to such Environmental Encumbrances and Solmecs is not required to place any notice or restriction relating to the presence of Hazardous Substances at any facility owned or managed by Solmecs in any deed to such property.

                    3.14 Intangibles/Inventions. Schedule 3.14 contains an accurate and complete list of all United States and foreign patents, patent registrations and applications, trade names, techniques, formula, know-how, trademarks, software licenses, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications owned (in whole or in part), licensed to any extent or used or anticipated to be used or utilized by Solmecs in the conduct of the Business, whether in the name of Solmecs, any employee or otherwise, together with all correspondence and filings with the United States Patent and Trademark Office or equivalent foreign governmental or administrative office, as are indicated on the Schedule 3.14 (collectively, the "Intellectual Property"). Except as set forth on Schedule 3.14, Solmecs either has full right, title and interest in and to, or possesses the right to use, the Intellectual Property used in the conduct of the Business (including without limitation the exclusive right to use and license the same). Any item constituting part of the Intellectual Property in which Solmecs has an ownership or license interest has been, to the extent indicated on Schedule 3.14, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other governmental entities as are indicated on Schedule 3.14 and such registrations, filing and issuances remain in full force and effect. No claim of infringement or misappropriation of patents, trademarks, trade names, service marks, copyrights or trade secrets of any other entity or individual has been made nor threatened against Solmecs and, Solmecs is not infringing or misappropriating any patents, trademarks, trade names, service marks, copyrights or trade secrets of any other entity or individual. Except as set forth on Schedule 3.14, without limiting any other provisions hereof, Solmecs has not granted any license, franchise or permit to any entity or individual to use any of the Intellectual Property of Solmecs and no other entity or individual has the right to use the same trademarks, service marks or trade names used by Solmecs or any similar trademarks, service marks or trade names likely to lead to confusion. No proceedings have been instituted, are pending, or are threatened which challenge the rights of Solmecs with respect to its Intellectual Property, or its use thereof in connection with the Business and there is no valid basis for any such proceedings. Solmecs has granted no license to third parties with regard to Solmecs's Intellectual Property.

                    3.15 Tax Matters.

                    (a) Except as set forth on Schedule 3.15, Solmecs has filed with the appropriate governmental agencies all tax returns and reports required to be filed by it, and has paid in full or contested in good faith or made adequate provision for the payment of, Taxes (as defined herein) shown to be due or claimed to be due on such tax returns and reports. The provisions for Taxes which will be set forth on the latest balance sheet included in the Solmecs Financial Statements include adequate provisions for the payment in full of any and all Taxes for which Solmecs is or could be liable, whether to any governmental entity or to other entities or individuals (as, for example, under tax allocation agreements), not yet due for any and all periods up to and including the date of such balance sheet; and all Taxes for periods beginning thereafter through the Closing Date have been, or will be, paid when due or adequately reserved against on the books of Solmecs and an amount of cash equal to the amount of such reserve will have been set aside for the payment of such Taxes. Solmecs has duly withheld all payroll taxes and other United States or foreign national, regional, state, county or local taxes and other items requiring to be withheld by it from employer wages, and has duly deposited the same in trust for or paid over to the proper taxing authorities. Solmecs has not executed or filed with any taxing authority any agreement extending the periods for the assessment or collection of any Taxes, and is not a party to any pending or threatened, action or proceeding by any governmental authority for the assessment or collection of Taxes. Within the past three years, the federal income tax returns of Solmecs have not been examined by the United States Internal Revenue Service nor has the Netherlands Antilles or other taxing authority with jurisdictional authority examined any merchandize, personal property, sales or use tax returns of Solmecs. There is no tax lien, whether imposed by any United States or foreign national, regional, state, county or local taxing authority, outstanding against the assets, properties or business of Solmecs. After the date hereof, no election or consent with respect to any Tax (or the computation thereof) affecting Solmecs will be made without the prior written consent of SCNV. Solmecs has not agreed to make or is required to make any adjustment under any applicable United States or foreign national, regional, state, county or local tax law (including without limitation Section 481(a) of the United States Internal Revenue Code) by reason of a change in accounting method or otherwise. Solmecs is not a party to any tax sharing or allocation agreement. Solmecs has not been a member of an affiliated group filing a consolidated income tax return or has any liability for Taxes under any United States or foreign national, regional, state, county or local tax law (including without limitation Treas. Reg. Section 1.1502-6 or any similar provision of foreign law), as a transferee or successor, by contract or otherwise.

                    (b) As used herein, the term "Taxes" means all national, regional, state, county or local taxes and governmental assessments of Australia, Israel, the Netherlands Antilles and the United States, as the case may be, including but not limited to income taxes, estimated taxes, withholding taxes, excise taxes, ad valorem taxes, payroll related taxes (including but not limited to premiums for worker's compensation insurance and statutory disability insurance), employment taxes, franchise taxes and import duties, together with any related liabilities, penalties, fines, additions to tax or interest.

                    3.16 Insurance. Schedule 3.16 contains a complete and correct list and summary description of all contracts and policies of insurance relating to any of the Assets, the Business and employees in which Solmecs is an insured party, beneficiary or loss payable payee. Each such policy is in full force and effect, is with responsible insurance carriers and is adequate in coverage and amount to insure fully against risks to which Solmecs and its employees, the Business, properties and other assets may be exposed in the operation of the Business. All premiums with respect to such insurance policies have been paid on a timely basis, and no notice of cancellation or termination has been received with respect to any such policy. Solmecs has not failed to give any notice or present any claim thereunder in due and timely fashion. There are no pending claims against such insurance by Solmecs as to which the insurers have denied coverage or otherwise reserved rights. Solmecs has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance since the date it commenced operations.

                    3.17 Banks; Powers of Attorney. Schedule 3.17 is a complete and correct list showing (a) the names of each bank in which Solmecs has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto, and (b) the names of all persons, if any, holding powers of attorney from Solmecs.

                    3.18 Employee Arrangements.

                    (a) Schedule 3.18 is a complete and correct list and summary description of all (a) union, collective bargaining, employment, management, termination and consulting agreements to which any of Solmecs is a party or otherwise bound, and (b) compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; pension and retirement plans and arrangements; profit-sharing and thrift plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements; and other plans or arrangements providing for benefits for employees of Solmecs.

                    (b) The consummation of the transactions contemplated hereby will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated hereby or cause the acceleration of the time of payment or vesting of any award or entitlement under any employee plan.

                    (c) Solmecs is not in default with respect to any of the foregoing obligations. Solmecs is not in default with respect to any withholding or other employment taxes or payments with respect to accrued vacation or severance pay on behalf of any employee for which it is obligated on the date hereof and will maintain and continue to make all such necessary payments or adjustments arising through the Closing Date.

                    (d) There have been no audits of the equal employment opportunity practices of Solmecs and no basis for any violation of equal employment opportunity practices. No representation question exists respecting the employees of Solmecs and no collective bargaining agreement is currently being negotiated by Solmecs. Solmecs has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

                    (e) Schedule 3.18 sets forth all outstanding loans and other advances (other than travel advances in the ordinary course of business which do not exceed $1,000 per individual) made by Solmecs to any of its officers, directors, employees, stockholders, partners or consultants.

                    3.19 Records. Solmecs has records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles.

                    3.20 Brokerage Fees. Neither Solmecs nor any of its affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Solmecs.

                    3.21 Suppliers and Providers of Services.

                    (a) Schedule 3.21 sets forth a complete and correct list setting forth, as of December 31, 1997, the twenty (20) largest suppliers of goods to, and providers of services to, Solmecs (collectively, "Suppliers") to which Solmecs made payments during the fiscal year ended June 30, 1997, or expects to make payments during the year ending June 30, 1998, in excess of five percent (5%) of Solmecs's operating expenses as reflected on its statement of operations for such year.

                    (b) Neither Solmecs nor the Solmecs Shareholder has information which might reasonably indicate that any of the Suppliers have any disputes with Solmecs and the Business or intend to cease selling or rendering services to, or dealing with, Solmecs on substantially the same basis as of the date hereof, nor has any information been brought to their attention which might reasonably lead them to believe any such Supplier intends to cease selling or rendering services to Solmecs or to alter in any material respect the amount of sales or service or the extent of dealings with Solmecs, or would alter in any material respect the sales or service or dealings in the event of the consummation of the transactions contemplated hereby. Neither Solmecs nor any Solmecs Shareholder has information which might reasonably indicate, nor has any information been brought to its attention which might reasonably lead them to believe, that any Supplier will not be able to fulfill outstanding or currently anticipated purchase orders placed by, or service obligations to, Solmecs.

                    (c) Except as set forth on Schedule 3.21(c), neither Solmecs nor the Solmecs Shareholder, nor any entity controlled by one of more of the foregoing: (i) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee, partner or consultant of, any entity or individual (1) which is, or is engaged in business as, a competitor, lessor, lessee or Supplier of

Solmecs, or (2) which is engaged in any business similar to that conducted by Solmecs; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Solmecs uses in the conduct of the Business; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, Solmecs, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

                    3.22 Customers. Schedule 3.22 sets forth a complete and correct list setting forth, as of December 31, 1997, the twenty (20) largest customers of the Business and the amount for which each such customer was invoiced. There are no (i) threatened cancellations by the Customers with respect to the Business, (ii) outstanding disputes by such Customers with Solmecs and the Business, or (iii) material adverse changes in the business relationship between the Business and any such Customer. Neither Solmecs nor the Solmecs Shareholder has information which might reasonably indicate that any of the Customers have any disputes with Solmecs and the Business or intend to cease dealing with Solmecs on substantially the same basis as of the date hereof, nor has any information been brought to their attention which might reasonably lead them to believe any such Customer intends to alter in any material respect the extent of dealings with Solmecs, or would alter in any material respect the dealings in the event of the consummation of the transactions contemplated hereby.

                    3.23 Licenses. Solmecs and its officers, directors, partners and employees possess all material governmental registrations, certificates of need, consents, qualifications and accreditations and other material licenses, permits, authorizations and approvals that are required by every national and local governmental entity or regulatory authority, whether domestic or foreign, for the conduct of the Business and the use of the Assets presently conducted or used (collectively, "Licenses"). Schedule 3.23 contains a true and complete list of the Licenses, exclusive of any Licenses with respect to state or local sales, use or other Taxes. All of the Licenses are in full force and effect and no action or claim is pending nor is threatened to revoke or terminate any License or declare any License invalid in any material respect. Neither Solmecs nor any of its officers, directors, or employees is in default in any material respect under any of such Licenses and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder, which default could reasonably be expected to have a material adverse effect on the business.

                    3.24 Certain Business Matters. Except as is set forth in
Schedule 3.24, (a) Solmecs is not a party to or bound by any distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale or distribution of any of the products and services of the Business, (b) Solmecs has no sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (c) there are no pending or threatened labor negotiations, work stoppages or work slowdowns involving or affecting the Business, and no union representation questions exist, and there are no organizing activities, in respect of any of the employees of Solmecs, (d) the product and service warranties given by Solmecs or by which it is bound (complete and correct copies or descriptions of which have heretofore been delivered by Solmecs to SCNV) entail no greater obligations than are customary in the Business, (e) neither Solmecs nor the Solmecs Shareholder is a party to or bound by any agreement which limits its or his, as the case may be, freedom to compete in any line of business or with any entity or individual, or which is otherwise materially burdensome to Solmecs and (f) Solmecs is not a party to or bound by any agreement in which any officer, director or stockholder of Solmecs (or any affiliate of any such entity or individual) has, or had when made, a direct or indirect material interest.

                    3.25 Certain Contracts.

                    (a) Except as set forth on Schedule 3.25, Solmecs has no written or oral contract, obligation, commitment or quote outstanding of any nature (other than obligations involving annual payments of less than $25,000 individually), including without limitation the following:

                           (i) Employment, bonus, severance or consulting
agreements, retirement, stock bonus, stock option, or similar plans;

                           (ii) Loan or other agreements, notes, indentures, or
instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Assets or any agreement or instrument evidencing any guaranty by Solmecs of payment or performance by any other entity or individual;

                           (iii) Any contract or series of contracts with the
same entity or individual for the furnishing or purchase of equipment, goods or services;

                           (iv) Any joint venture contract or arrangement or
other agreement involving a sharing of profits or expenses to which Solmecs is a party or by which it is bound;

                           (v) Agreements which would, after the Closing Date,
limit the freedom of SCNV or the Surviving

Corporation to compete in any line of business or in any geographic area or with any entity or individual;

                           (vi) Agreements providing for disposition of the
assets, businesses or a direct or indirect ownership interest in Solmecs;

                           (vii) Any lease under which Solmecs is either lessor
or lessee;

                           (viii) Any contract, commitment or arrangement not
made in the ordinary course of business of Solmecs, including without limitation, any powers-of-attorney giving any entity or individual authority to act on behalf of Solmecs;

                           (ix) Any contract or series of contracts, commitments
or arrangement relating to the provision of goods or services for Solmecs by any entity or individual who is related to, or an affiliate of, Solmecs or any officer, director, partner or stockholder of Solmecs, and any contract or series of contracts, commitments or arrangement relating to the provision of goods or services for Solmecs by any entity or individual the terms of which were not determined on an arms' length basis; and

                           (x) Agreements with any governmental entity.

                     (b) Schedule 3.25 is a complete and correct list of all material contracts, commitments, obligations and understandings which are not set forth in any other schedule delivered hereunder and to which Solmecs is a party or otherwise bound, except for (i) purchase orders from vendors or customers and (ii) each of those which (A) were made in the ordinary course of business and (B) either (1) are terminable by Solmecs without liability, expense or other obligation on 30 days' notice or less, or (2) may be anticipated to involve aggregate payments to or by Solmecs of $5,000 (or the equivalent) or less calculated over the full term thereof, and (3) are not otherwise material to the Business or Solmecs. Complete and correct copies of all contracts, commitments, obligations and undertakings set forth on any of the schedules delivered pursuant to this Agreement have been furnished by Solmecs to SCNV. Except as expressly stated on any of such schedules, (i) each of them is in full force and effect, no entity or individual which is a party thereto or otherwise bound thereby is in default thereunder, and no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a default or right of cancellation, acceleration or loss of contractual benefits thereunder; (ii) there has been no threatened cancellations thereof, and there are no outstanding disputes thereunder; (iii) none of them is materially burdensome to Solmecs; and (iv) each of them is fully assignable without the consent, approval, order or any waiver by, or any other action of or with any entity or individuals which will not be obtained before the Closing Date, without the payment of any penalty, the incurrence of any additional debt, liability or obligation of any nature whatsoever or the change of any term.

                           (c) The continuation, validity and effectiveness of
all such contracts, commitments, obligations and understandings set forth on
Schedule 3.25 under the current material terms thereof, will in no way be affected by the transactions contemplated hereby. There are no negotiations pending or in progress to revise any material term of any such contract.

                     3.26 Business Practices and Commitments. Set forth on
Schedule 3.26 is a description of Solmecs's warranty practices and obligations, as each of the foregoing relate to Solmecs's Customers and Suppliers.

                     3.27 Approvals/Consents. Solmecs currently holds all material governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are necessary for the operation of the Business, all of which are in full force and effect and are transferable to SCNV without the payment of any penalty, the incurrence of any additional debt, liability or obligation of any nature whatsoever or the change of any term. No material violations of the terms thereof have heretofore occurred or are known by the Solmecs Shareholder to exist as of the date of this Agreement.

                     3.28 No Illegal or Improper Transactions. Neither Solmecs has, nor have any of its directors, officers or employees, directly or indirectly, used funds or other assets of Solmecs, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign;
(c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of Solmecs.

                     3.29 Restrictive Documents and Territorial Restrictions. Solmecs is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, judgment or decree, law, rule, ordinance, regulation, order, or any other restriction of any kind or character, which materially adversely affects the Business, business prospects, operations or condition (financial or otherwise) of Solmecs or any of its respective assets or property, or which would prevent consummation of the transactions contemplated hereby, or the continued operation of the Business after the date hereof on substantially the same basis as heretofore operated or which would restrict the ability of Solmecs to acquire any property or conduct business in any area.

                     3.30 Information as to Solmecs. None of the representations or warranties made by the Solmecs Shareholder in this Agreement is, or contained in any of the Solmecs Documents to be executed and delivered hereto will be, false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.

                     3.31 Securities. The Solmecs Shareholder understands that the Stock Consideration received by it pursuant to this Agreement consists of SCNV Common Stock which will not be registered under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws, in reliance upon exemptions contained in the Act and such laws and any applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such SCNV Common Stock is subsequently so registered or qualifies for exemption from registration under the Act and such applicable state securities laws; and the certificates of such SCNV Common Stock shall bear an appropriate legend to that effect.

                     3.32 Qualification of Representations and Warranties. Notwithstanding anything to the contrary contained herein, all of the representations and warranties of Solmecs and the Solmecs Shareholder set forth in this Article 3 (except for the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.31), whether or not qualified, are made and qualified to the "actual knowledge" of the Solmecs Shareholder and to the "best knowledge" of Solmecs. The "actual knowledge" of the Solmecs Shareholder shall mean the actual knowledge (i.e. not constructive knowledge) of the officers and directors of the Solmecs Shareholder without independent investigation. The "best knowledge" of Solmecs shall mean the actual knowledge of Solmecs' directors without independent investigation and the actual knowledge (i.e. not constructive knowledge) of the management of Solmecs after due investigation.

                     4. Representations and Warranties as to SCNV. SCNV represents and warrants to Solmecs and the Solmecs Shareholder as follows:

                     4.1 Organization, Standing and Power. SCNV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by SCNV, or the conduct of its business, makes it necessary for it to qualify to do business as a foreign corporation.

                     4.2 Incorporation Documents and By-Laws. SCNV has heretofore furnished, or will furnish to Solmecs, a complete and correct copy of its Certificate of Incorporation and the By-Laws, each as amended to date. Such organizational documents are in full force and effect. SCNV is not in violation of any of the provisions of any of the aforesaid organizational documents.

                     4.3 Capitalization/Stock Consideration.

                     (a) The authorized capital stock of SCNV consists of 10,000,000 shares of SCNV Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (none of which are outstanding or held in the treasury of SCNV). As of the date hereof, the following shares of SCNV Common Stock are issued or reserved for issuance: (i) 541,343 shares of SCNV Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) up to 1,041,044 shares of SCNV Common Stock to be issued pursuant to the Equity Financing (as defined in Section 6.12); (iii) up to 1,041,044 shares of SCNV Common Stock to be reserved for future issuance upon exercise of warrants of SCNV to be granted pursuant to the Equity Financing;
(iv) up to 208,208 shares of SCNV Common Stock to be reserved for future issuance upon exercise of Unit Purchase Options (104,104) shares and 104,104 warrants) to be granted to the underwriter in connection with the Equity Financing; and (v) 200,000 shares of SCNV Common Stock reserved for future issuance upon exercise of stock options reserved for grant pursuant to the Option Plan (as defined in Section 6.11(b) hereof). Except as set forth herein or as contemplated by the transactions herein and the Equity Financing, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of SCNV or any of its subsidiaries or obligating SCNV or any of its subsidiaries to issue or sell any shares of capital stock of or other equity interests in SCNV or any of its subsidiaries.

                     (b) The Stock Consideration, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever, except that the shares of SCNV Common Stock constituting the Stock Consideration will be subject to restrictions on transfer pursuant to the Act or the laws of applicable states and the terms of the Lock-Up Agreement (as hereinafter defined).

                     (c) After giving effect to the consummation of the transactions contemplated hereby and the Equity Financing, SCNV Common Stock issued pursuant to the Stock Consideration shall represent no less than twenty-four percent (24%) of the issued and outstanding Common Stock as of the date of the Closing Date; provided, however, that SCNV may issue up to an additional 1,000,000 shares of SCNV Common Stock or units (containing up to an additional 1,000,000 shares of the SCNV Common Stock) in connection with or simultaneously with, and at a substantially similar valuation as, the Equity Financing, in which case the SCNV Common Stock (and other stock outstanding prior to such offering) would represent a proportionately lower percentage of the SCNV Common Stock.

                     4.4 Authority. The execution and delivery by SCNV of this Agreement and of each agreement to be executed and delivered by it pursuant hereto (collectively, the "SCNV Documents"), the compliance by it with the provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, have been (and at the Closing Date will be) duly and validly authorized by all necessary corporate action on the part of SCNV, and SCNV has (and at the Closing Date will have) all necessary corporate power and corporate authority with respect thereto. This Agreement is, and when executed and delivered by SCNV each other SCNV Document will be, the valid and binding obligation of SCNV to the extent it is a party thereto, in accordance with the respective terms, thereof, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

                     4.5 Noncontravention. Neither the execution and delivery by SCNV of any SCNV Document, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by it of any of its respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the Certificates of Incorporation or By-Laws of SCNV, or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with, or result in a loss of contractual benefits to, either of them, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either of them is a party or by which either of them or their respective assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to either of them, or
(d) result in the creation or imposition of any lien, adverse claim, restriction, charge or encumbrance upon any of their assets, or (e) interfere with or otherwise adversely affect the ability of SCNV to carry on its business after the Closing Date on substantially the same basis as is now conducted by it.

                  4.6 Information as to SCNV. (a) None of the representations or warranties made by SCNV in this Agreement, or contained in any of the SCNV Documents to be executed and delivered hereto if any, is or will be, false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.

            5. Indemnification.

                  5.1 Indemnification by the Solmecs Shareholder. Solmecs and the Solmecs Shareholder, jointly and severally, hereby indemnifies and agrees to defend and hold harmless SCNV from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) which it may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with (i) any misrepresentation of a material fact contained in any representation of Solmecs and/or the Solmecs Shareholder, (ii) the breach by Solmecs or the Solmecs Shareholder of any warranty or covenant made by either or both of them in any Solmecs Document, or (iii) any claim, demand, suit, action, proceeding or investigation whatsoever by any creditor or security holder of Solmecs or the Solmecs Shareholder or any administrative or governmental entity or agency relating to the consummation of the transactions contemplated herein. The foregoing indemnification shall also apply to direct claims by SCNV against Solmecs or the Solmecs Shareholder.

                  5.2 Indemnification by SCNV. SCNV indemnifies and agrees to defend and hold harmless the Solmecs Shareholder from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto), which it may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with (i) any misrepresentation of a material fact contained in any representation of SCNV contained in, or the material breach by SCNV of any warranty or covenant made by it in, any SCNV Document (ii) the breach by SCNV of any warranty or covenant made by it in any SCNV Document, OR (iii) any claim, demand, suit, action, proceeding or investigation whatsoever by any creditor or securityholder of SCNV or administrative or governmental entity or agency relating to the consummation of the transactions contemplated herein. The foregoing indemnification shall also apply to direct claims by Solmecs Shareholder against SCNV.

                  5.3 Third Party Claims. If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under Sections 5.1 or 5.2, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim, providing such details of the claim (including the claimed amount) as are then known; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have 10 business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (a) all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

                  5.4 Assistance. Regardless of which party is controlling the defense of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.

                  5.5 Limitations.

                        (a) Notwithstanding anything to the contrary contained herein, SCNV hereby agrees that:

                              (i) the sole remedy (at law or in equity) that
            SCNV may pursue against the Solmecs Shareholder for any claims or causes of action arising out of or based upon this Agreement or the transactions contemplated hereby shall be pursuant to the indemnification provisions of this Article 5;

                              (ii) the indemnification obligations of the
            Solmecs Shareholder pursuant to this Article 5 are nonrecourse against the Solmecs Shareholder, and are limited solely to the surrender of shares of SCNV which comprise the Stock Consideration, based on the market value (defined below) of SCNV shares as of the surrender date; and

                              (iii) SCNV hereby waives any claim or cause of
            action (at law or equity) arising out of or based upon this Agreement and the transactions contemplated hereby that it may now or hereafter have against any officer, director, employee or agent of Solmecs and the Solmecs Shareholder.

                        (b) For the purpose of any computation under Subsection (a) above, the market value of SCNV shares at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the SCNV share are admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest report bid and lowest reported asked prices as reported by the Nasdaq Stock Market, or other similar organization if the Nasdaq Stock Market is no longer reporting such information, or if not so available, the fair market price as determined by appraisal (without any discount for minority interest) by an independent appraiser to be selected by mutual agreement of SCNV and the Solmecs Shareholder.

            6. Covenants

                  6.1 Investigation. Between the date hereof and the earlier of the Closing Date or the termination date of this Agreement, SCNV, on the one hand, and Solmecs and/or the Solmecs Shareholder, on the other hand, may, directly and through their representatives, make such investigation of each other corporate party and their respective businesses and assets of the other corporate party or parties as each deems necessary or advisable (the entity and/or its representatives making such investigation being the "Investigating Party"). In furtherance of the foregoing, the Investigating Party shall have reasonable access, during normal business hours after the date hereof, to all properties, books, contracts, commitments and records of each other, and shall furnish to the other and their representatives such financial and operating data and other information as may from time to time be reasonably requested relating to the transactions contemplated by this Agreement. SCNV, on the one hand, and Solmecs and the Solmecs Shareholder, on the other, and the respective management, employees, accountants and attorneys of the corporate parties shall cooperate fully with the Investigating Party in connection with such investigation. Notwithstanding anything to the contrary contained herein, if the Solmecs Shareholder conclusively demonstrates that any of the executive officers of SCNV had actual knowledge that any of the representations and warranties of Solmecs or the Solmecs Shareholder contained herein are not correct and elects to close the transaction despite such knowledge, then SCNV shall be deemed to have waived any claim or cause of action directly arising from such waived representation and warranty.

                  6.2 Consummation of Transaction. Each of the parties hereto hereby agrees to use all reasonable efforts to cause all conditions precedent to its obligations (and to the obligations of the other parties hereto to consummate the transactions contemplated hereby) to be satisfied, including, but not limited to, using all reasonable efforts to obtain all required (if so required by this Agreement) consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses; provided, however, that nothing herein contained shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

                  6.3  Cooperation/Further Assurances.

                        (a) Each of the parties hereto hereby agrees to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated by this Agreement.

                        (b) Each of the parties hereto hereby further agrees to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents as may be required by this Agreement and as SCNV, on the one hand, and/or Solmecs and/or the Solmecs Shareholder, on the other, or their respective legal counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

                  6.4 Accuracy of Representations. Each of the parties hereto agrees that prior to the Closing Date it will enter into no transaction and take no action, and will use its best efforts to prevent the occurrence of any event (but excluding events which occur in the ordinary course of business and events over which such party has no control), which would result in any of its representations, warranties or covenants contained in this Agreement or in any agreement, document or instrument executed and delivered by it pursuant hereto not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

                  6.5 Notification of Certain Matters. Solmecs and the Solmecs Shareholder shall give prompt notice to SCNV, and SCNV shall give prompt notice to Solmecs and the Solmecs Shareholder, as the case may be, of any of the following events that become know to such parties: (a) the occurrence, or nonoccurrence, or any event the occurrence, or nonoccurrence, of which would be likely to cause any representation contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of Solmecs and/or the Solmecs Shareholder, on the one hand, and of SCNV, on the other, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by him or it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  6.6 Broker. Each of SCNV, Solmecs and the Solmecs Shareholder represents and warrants to the other parties that no broker or finder was engaged or dealt with in connection with any of the transactions contemplated by this Agreement, and each of the parties shall indemnify and hold the other harmless from and against any and all claims or liabilities asserted by or on behalf of any alleged broker or finder for broker's fees, finder's fees, commissions or like payments.

                  6.7 No Solicitation of Transactions. Prior to the earlier of the Closing Date or the termination of this

Agreement in accordance with its terms, neither Solmecs nor the Solmecs Shareholder will, directly or indirectly, through any officer, director, employee, investment banker, accountant, agent, other representative or otherwise, solicit, initiate or encourage the submission of proposals or offers from any entity or individual relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the Assets or the Business of, or any equity interest in, Solmecs (other than the transactions contemplated hereby), or any business combination with Solmecs and other than with SCNV, participate in any negotiations regarding, or furnish to any other entity or individual any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Solmecs and the Solmecs Shareholder shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing (other than in respect of the transaction contemplated hereby). Solmecs or the Solmecs Shareholder shall promptly notify SCNV if any such proposal or offer, or any inquiry or contact with any entity or individual with respect thereto, is made and shall, in any such notice to SCNV, indicate in reasonable detail the identity of the offeror and the terms and conditions of any proposal or offer.

                  6.8 Management and Administrative Matters. SCNV shall, effective at the Closing, take any and all steps or actions reasonably necessary to effect the following:

                        (a)  an increase in the number of directors
constituting the board of directors of Solmecs to five (5) and the nomination and appointment of Herman Branover, Emmanuel Althaus, each of the designees of Batei Sefer Limlacher and Patterson Travis, Inc. and one (1) other director to serve on the Board of Directors of Solmecs until their respective successors are duly elected and qualified, with each to hold office in accordance with the Certificate of Incorporation and By-Laws of Solmecs.

                        (b)   adoption of a stock option plan (the
"Option Plan") permitting the issuance of options to purchase up to 200,000 shares of SCNV Common Stock to officers, directors, employees and other persons eligible to receive options under such Option Plan.

                  6.9 Equity Financing. SCNV shall use its best reasonable efforts to negotiate, prepare and enter into such agreements, as well as to take or cause to be taken such actions, as are necessary and proper to promptly effectuate a public offering of approximately fifty percent (50%) of the shares of SCNV Common Stock (the "Equity Financing"), resulting in funding in the amount of at least $5,900,000. Solmecs and the Solmecs Shareholder shall cooperate on a reasonable basis with SCNV, at SCNV's expense, to provide information deemed necessary or advisable by SCNV to be included in connection with the Equity Financing.

                  6.10 Capital Contribution. Prior to the Closing, the Solmecs Shareholder shall have forgiven all indebtedness owing by Solmecs to the Solmecs Shareholder as a capital contribution to Solmecs (the "Capital Contribution").

                  6.11 Prohibited Conduct. Each of Solmecs and the Solmecs Shareholder covenants and agrees that, during the period from the date hereof to the Closing Date, except pursuant to the terms hereof or unless SCNV shall otherwise agree in writing, the Business shall be conducted only, and Solmecs shall not take any action except, in the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and Solmecs shall use its reasonable efforts to preserve intact its Assets, the Business and the business organization of Solmecs, to keep available the services of the present officers, employees and consultants of Solmecs, and to preserve the present relationships of Solmecs with customers, suppliers and other entities or individuals with whom Solmecs has business relations. By way of illustration, and not limitation, neither Solmecs or the Solmecs Shareholder shall, between the date of this Agreement and the Closing Date, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of SCNV:

                        (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the Solmecs Stock, or (ii) split, combine or reclassify any of the Solmecs Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Solmecs Stock, or otherwise;

                        (b) authorize for issuance, issue, deliver, sell or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber, any shares of Solmecs Stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities convertible securities or any other securities or equity equivalents;

                        (c) (i) increase the compensation payable or to become payable to any officer, director, employees or consultant of Solmecs, except pursuant to the terms of contracts, policies or benefit arrangements in effect on the date hereof, or (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer, other employee or consultant of Solmecs or any of its subsidiaries, except pursuant to the terms of contracts, policies and benefit arrangements in effect on the date hereof, or (iii) establish, adopt, enter into or amend any collective bargaining (other than in accordance with past practice), bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers, employees or consultants of Solmecs;

                        (d) amend the organizational and charter documents of Solmecs or alter through merger, liquidation, reorganization, restructuring, or in any other fashion, the corporate structure or ownership of Solmecs;

                        (e) acquire, or agree to acquire, (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to Solmecs;

                        (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien, security interest, pledge or encumbrance or otherwise dispose of any of the Assets, except sales in the ordinary course of business consistent with past practice;

                        (g) permit (i) Solmecs to incur any indebtedness for borrowed money or guarantee any such indebtedness of another entity or individual, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Solmecs, guarantee any debt securities of another entity or individual, or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) the Solmecs Shareholder to issue any guaranties of any indebtedness of Solmecs;

                        (h) except in the ordinary course of business, enter into any agreement, contract, commitment, involving a commitment on the part of Solmecs to purchase, sell, lease or otherwise dispose of assets or require payment by Solmecs in excess of $25,000;

                        (i) adopt a plan of complete or partial liquidation of Solmecs or resolutions providing for or authorizing such a liquidation or the dissolution, merger, consolidation, restructuring, recapitalization or reorganization of Solmecs;

                        (j) cause Solmecs to recognize any labor union (unless legally required to do so) or enter into or amend any collective bargaining agreement;

                        (k) change any accounting principles used by Solmecs;

                        (l) make any tax election of, or settle, compromise any income tax liability of, or prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of the operations of Solmecs and its Subsidiaries, if any, taken as a whole;

                        (m) settle or compromise any litigation in which any of Solmecs is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, which payments are individually in an amount in excess of $10,000 and in the aggregate in an amount in excess of $30,000; and

                        (n) authorize any of, or commit or agree to take any of, the foregoing actions.

            Notwithstanding anything to the contrary contained herein, the Solmecs Shareholder shall not be obligated to, and may discontinue at any time, providing funds to Solmecs for its working capital or other requirements.

                  6.12 Public Announcements. SCNV and the Solmecs Shareholder will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement (other than in response to unsolicited inquiries) prior to such consultation. The Solmecs Shareholder will consult with SCNV before issuing any other press release or making any public statement relating to this Agreement or Solmecs and will not issue any such press release or make any such public statement without SCNV's prior consent.

                  6.13 Information Statement. SCNV shall cooperate with and assist the Solmecs Shareholder in the preparation and processing of the Solmecs Shareholder's preliminary information statement and the definitive information statement and all amendments thereof or supplements thereto, if any, in all reasonable respects requested by the Solmecs Shareholder and will furnish to the Solmecs Shareholder information relating to SCNV and its affiliates, and SCNV's plans for Solmecs after the Closing to the extent such information is required to be set forth therein under the Securities Exchange Act or the rules and regulations thereunder. If at any time prior to the Closing any event should occur relating to SCNV or its affiliates which should be set forth in an amendment of, or a supplement to, the definitive information statement, SCNV will promptly inform the Solmecs Shareholders and will furnish all necessary information with respect thereto. Prior to the completion of a definitive information statement, SCNV shall have the right to conduct a reasonable review of the same, to request reasonable changes and to approve portions of the information statement with respect to the accuracy of information relating to SCNV.

            7. Nondisclosure/Non-Compete.

                  7.1 Nondisclosure.

                        (a) As used herein, the term "Confidential Information" shall mean any and all information (oral and written) relating to the Business or the Assets, other than such information which can be shown by the Solmecs Shareholder or SCNV, as the case may be, to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of a breach of the provisions of subparagraph below, including, but not limited to, information relating to: identity and description of goods and services used; technology; research; test procedures and results; formulae, customers and prospects; marketing; and selling and servicing.

                        (b) Following the execution hereof, SCNV and the Solmecs Shareholder hereby agree not to, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever.

                  7.2 Non-Compete Covenant. The Solmecs Shareholder shall not without the prior written consent of SCNV, during the two (2) year period commencing on the Closing Date, directly or indirectly, within any country, state or community in which SCNV is engaged in the Business, (a) engage or become interested in any entity (each, a "restricted entity") (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) which primarily engages in, commercial activities related to SCNV's Business, or for which SCNV engages in research and development, during such two (2) year period or (b) take any other action which constitutes an interference with or a disruption of SCNV's Business including, without limitation, the solicitations of SCNV's customers or employees or any independent contractors of SCNV. For the purpose of this Agreement, restricted entity shall not include SCNV or its affiliates. Notwithstanding the foregoing, the Solmecs Shareholders shall be permitted to own not more than l% of any class of securities which is registered under the Securities Exchange Act of 1934, as amended; provided, however, that said l% limitation shall apply to the aggregate holdings of the Solmecs Shareholder and those of all other persons and entities with whom it has agreed to act for the purpose of acquiring, holding, voting or disposing of such securities.

            For purposes of clarification, but not of limitation, the Solmecs Shareholder hereby acknowledges and agrees that the provisions of this Section
7.2 shall serve as a prohibition against it, during the period described therein, directly or indirectly, hiring, offering to hire, enticing away or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier of the Business to discontinue or alter its relationship with the Business.

                  7.3 No Disparagement. At no time during the term of this Agreement, or thereafter shall any party hereto directly or indirectly, disparage the commercial, business or financial reputation of any other party.

                  7.4 Injunctive Relief, etc. The parties hereto hereby acknowledge and agree that (a) SCNV would be irreparably injured in the event of a breach by the Solmecs Shareholder of any of its obligations under this Section 7 with respect to unauthorized disclosure of Confidential Information or engaging in activities in violation of this Section 7, (b) monetary damages would not be an adequate remedy for any such breach, and (c) the applicable party shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which the Solmecs Shareholder may have against SCNV, whether under this Agreement or otherwise, shall not be a defense to the enforcement by SCNV of any of its rights under this Section 7.

                  7.5 Scope of Restriction. It is the intent of the parties hereto that the covenants contained in this Section 7 shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought (the Solmecs Shareholder and SCNV hereby acknowledging that said restrictions are reasonably necessary for the protection of SCNV). Accordingly, it is hereby agreed that if any one or more of the provisions of this Section 7 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible.


            8. Conditions of Purchase and Sale.

                  8.1 Conditions to Obligations of SCNV to Purchase the Solmecs Stock. The obligations of SCNV to purchase the Solmecs Stock shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                        (a) Accuracy of Representations and Warranties. The representations and warranties of each of Solmecs and the Solmecs Shareholder contained in any Solmecs Document delivered by either or both of them shall have been true when made, and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                        (b) Performance of Agreements. Each of Solmecs and the Solmecs Shareholder, as the case may be, shall have performed, observed and complied in all material respects with all of their obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects conditions contained in any Solmecs Document and required to be performed, observed or complied with, or to be satisfied or fulfilled, by Solmecs and/or the Solmecs Shareholder at or prior to the Closing Date.

                        (c) Opinion of Counsel for Solmecs and Solmecs Shareholder. SCNV shall have received opinions of Phillips Nizer Benjamin Krim & Ballon LLP and local counsel, as applicable, for Solmecs and the Solmecs Shareholder, dated the Closing Date, in substantially the form of Exhibit 8.1(c) hereto.

                        (d) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted or threatened by any entity or individual, and which, in the reasonable judgment of SCNV (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it inadvisable to proceed with the consummation of such transactions.

                        (e) Consents and Approvals. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments or modifications to existing agreements with third parties) required as a precondition to the performance by Solmecs and the Solmecs Shareholder of their respective obligations hereunder and under any agreement delivered pursuant hereto, or which in SCNV's reasonable judgment are necessary to continue unimpaired, subsequent to the Closing Date, any rights in and to the Assets and/or the Business which could be impaired by the transactions contemplated hereby, shall have been duly obtained and shall be in full force and effect.

                        (f) Validity of Transactions. The validity of all transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by Solmecs and Solmecs Shareholder pursuant hereto, shall be satisfactory in all material respects to SCNV and its counsel.

                        (g) No Material Adverse Change. From June 30, 1996 to the Closing Date, Solmecs shall not have suffered, in the reasonable judgment of SCNV, a material adverse change in the financial or business condition of Solmecs, taken as a whole.

                        (h) Equity Financing. Consummation of the Equity Financing with gross proceeds in an amount not less than $5,900,000.

                        (i) Employment Agreement. Branover shall have executed and delivered to SCNV an employment agreement substantially in the form of
Exhibit 8.1(i) hereto (the "Employment Agreement").

                        (j) Lock-Up Agreement. The Solmecs Shareholder shall have executed a lock-up agreement substantially in the form of Exhibit 8.1(j) hereto (the "Lock-Up Agreement").

                        (k) Registration Rights Agreement. The Solmecs Shareholder shall have executed a registration rights agreement, substantially in the form of Exhibit 8.1(k) hereto (the "Registration Rights Agreement"), binding upon the stockholders of the Solmecs Shareholder in the event tax considerations compel a "spin off" of the Stock Consideration.

                        (l) Solmecs Shareholder Consent. The Solmecs Shareholder shall have consented to the resolutions of the Board of Directors of Solmecs approving and authorizing such steps as necessary to consummate this Agreement.

                        (m) Capital Contribution. The Solmecs Shareholder shall have forgiven Solmecs' indebtedness as a Capital Contribution.

                        (n) No Adverse Decision. There shall not be any action taken or threatened, or any statute, rule, regulation or order enacted, entered, threatened, or deemed applicable to the transactions contemplated hereby, by any governmental entity or regulatory authority or court that, whether in connection with the grant of a requisite regulatory approval, any agreement proposed by any governmental entity or regulatory authority, or otherwise, which (i) requires or could reasonably be expected to require any divestiture by Solmecs or SCNV of a portion of the Business that SCNV, in its reasonable judgment, believes will have materially adverse effect on SCNV or (ii) imposes any condition upon Solmecs that in SCNV's reasonable judgment (x) would be materially burdensome to Solmecs to (y) would materially increase the costs incurred or that will be incurred by SCNV as a result of consummating the transactions contemplated hereby.

                  8.2 Conditions to Obligations of Solmecs and the Solmecs Shareholder to Sell the Solmecs Stock. The obligations of Solmecs and the Solmecs Shareholder to sale the Solmecs Stock shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                        (a) Accuracy of Representations and Warranties. The representations and warranties of SCNV contained in any SCNV Documents delivered by SCNV shall have been true when made, and, in addition, shall be true in all material respects, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                        (b) Performance of Agreements. SCNV shall have performed, observed and complied, in all material respects, with all obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects all conditions contained in any SCNV Document and required to be performed, observed or complied with, or satisfied or fulfilled, by either or both of them at or prior to the Closing Date.

                        (c) Opinion of Counsel for SCNV. Solmecs and the Solmecs Shareholder shall have received an opinion of Tenzer Greenblatt LLP, counsel for SCNV, dated the Closing Date, in substantially the form of Exhibit 8.2(c) attached hereto and made a part hereof.

                        (d) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby shall have been instituted or threatened by any entity or individual, and which in the reasonable judgment of Solmecs and the Solmecs Shareholder (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it inadvisable to proceed with the consummation of such transactions.

                        (e) Consents and Approvals. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments and modifications to existing agreements with third parties) required as a precondition to the performance by SCNV of its obligations hereunder and under any agreement delivered pursuant hereto, shall have been duly obtained and shall be in full force and effect.

                        (f) Equity Financing. Consummation of the Equity Financing, resulting in the receipt by SCNV of gross proceeds in an amount not less than $5,900,000.

                        (g) Registration Rights Agreement. SCNV shall have executed and delivered the Registration Rights Agreement.

                        (h) Shareholder Approval. The shareholders of the Solmecs Shareholder shall have consented to the transactions herein by the affirmative vote of a majority of such shareholders.

                        (i) Validity of Transactions. The validity of all transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by SCNV pursuant hereto, shall be satisfactory in all material respects to Solmecs and the Solmecs Shareholder and their counsel.

            9. The Closing. Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to
Article 10, the closing of the Merger (the "Closing") will take place at the offices of counsel for the underwriters utilized in connection with the Equity Financing, having offices at 120 West 45th Street, New York, New York, as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the conditions set forth in Article 8 hereof (the "Closing Date"); or such later date as shall have been fixed by a written instrument signed by the parties.

                  9.1  Deliveries by SCNV at the Closing.  At the
Closing, SCNV shall deliver the following:

                        (a) stock certificate(s), registered in the name of the Solmecs Shareholder, representing the Stock Consideration;

                        (b) closing certificate from SCNV, executed by their respective presidents, dated the Closing Date, to the effect that all the representations and warranties of SCNV are true and complete in all material respects and all covenants to be performed by SCNV at or as of the Closing have been performed in all material respects and conditions to be satisfied at or as of the Closing have been waived or satisfied in all material respects;

                        (c) certificates of the Secretary or Assistant Secretary of SCNV certifying as to the incumbency and specimen signatures of the officers of SCNV executing the SCNV Documents on behalf of such corporation; and

                        (d) the Registration Rights Agreement, duly executed by SCNV.

                  9.2 Deliveries by Solmecs and/or the Solmecs Shareholder at the Closing. At the Closing, Solmecs and/or the Solmecs Shareholder, as applicable, shall deliver to SCNV the following:

                        (a) stock certificate(s) representing all of the Solmecs Stock issued and outstanding, which certificates shall be endorsed in blank or accompanied by stock powers endorsed in blank and accompanied by the requisite stock transfer stamps;

                        (b) a copy of the resolutions of the Board of Directors of Solmecs, and the written consent of the Solmecs Shareholder, authorizing Solmecs to execute and deliver the Solmecs Documents, to perform its obligations thereunder and to effect the Merger, duly certified by the Secretary or assistant Secretary of Solmecs;

                        (c) closing certificates from each of Solmecs and the Solmecs Shareholder, dated the Closing Date, to the effect that all the representations and warranties of Solmecs and the Solmecs Shareholder are true and complete in all material respects and all covenants to be performed by Solmecs and the Solmecs Shareholder at or as of the Closing have been performed in all material respects and conditions to be satisfied at or as of the Closing have been waived or satisfied in all material respects;

                        (d) Certificates of the Secretary or Assistant Secretary of Solmecs certifying as to the incumbency and specimen signatures of the officers of Solmecs executing the Solmecs Documents on behalf of such corporation;

                        (e) the Lock-up Agreement, duly executed by the Solmecs Shareholder; and

                        (f) the minute books and other corporate records of Solmecs as well as the bank account records and other information pertaining to the banking activities of Solmecs.

                  9.3 Other Deliveries. In addition, the parties shall execute and deliver such other documents as may be required by this Agreement and as either of them or their respective counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement, in the form satisfactory to the parties hereto.

            10. Termination, Amendment and Waiver.

                  10.1  Termination.  Subject to the cure period provided for in
Section 10.1(e), this Agreement may be terminated at any time prior to the Closing Date:

                        (a) By mutual consent of the Boards of Directors of SCNV and Solmecs; or

                        (b) By SCNV, on the one hand, or by Solmecs, on the other hand, if, in the reasonable judgment of SCNV or Solmecs, as the case may be, (and provided such parties are not then in material breach of their respective obligations hereunder), it shall have been determined that the transaction contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other entity or individual of material litigation or proceedings against SCNV or Solmecs.

                        (c) By SCNV, if, in the reasonable judgment of SCNV, it shall be determined that the business or assets or financial condition of Solmecs has been materially and adversely affected since June 30, 1996, whether by reason of changes, developments or operations in the normal course of business or otherwise.

                        (d) In the event SCNV, on the one hand, or Solmecs, on the other hand breaches or otherwise fails to perform any material part of this Agreement, then the other party (or parties) hereto not in breach shall notify in (writing) the party in material breach and demand that such material breach or such material failure to perform be corrected within a stipulated period, which period shall not be less than ten (10) days following notification. If the party (or parties) in material breach fails to correct the material breach with the period stated in the written notice of demand for correction, the other party (or parties) may, in its (or their) sole discretion, immediately terminate this Agreement by giving the party (or parties) in material breach written notice of termination.

                        (e) By either SCNV or the Solmecs Shareholder, if the closing shall not have occurred prior to June 30, 1998.

                  10.2 Effect of Termination. In the event of the termination of this Agreement as provided in this Article 10, this Agreement shall, except with respect to Section 10.3, forthwith become null and void and there shall be no liability on the part of any party hereto and nothing herein shall relieve any party from liability for any wilful breach hereof.

                  10.3 Fees and Expenses. Each of the parties hereto shall be responsible for, and shall pay, its or his respective fees and expenses incurred by such party in connection with the transactions contemplated by this Agreement.

                  10.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  10.5 Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

            11. Survival of Representations and Warranties.

            Each of the parties hereto hereby agrees that all representations and warranties made by or on behalf of him or it in this Agreement or in any document or instrument delivered pursuant hereto shall survive for eighteen (18) months after the Closing Date and thereafter shall terminate, except for the representations and warranties contained in Sections 3.13 and 3.15, which shall survive for twenty-four (24) months after the Closing Date and thereafter shall terminate.

            12. General Provisions.

                  12.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or one (1) business day after having been deposited with courier, if sent by overnight courier, or after being sent by telecopy, if sent by telecopy (receipt confirmed), or as of the date delivered, if mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address for a party as shall be specified by like notice, except that notices of change of address shall be effective upon receipt):

If to SCNV:                         SCNV Acquisition Corp.
                                    Omer Industrial Park
                                    P.O. Box 3026
                                    Omer, Israel 84965
                                    Attn: Herman Branover, President
                                    Telecopier:

with a copy to:                     Tenzer Greenblatt LLP
                                    405 Lexington Avenue
                                    New York, New York 10174
                                    Attn: Emanuel Adler, Esq.
                                    Telecopier:  (212) 885-5001

If to Solmecs:                      Solmecs Corporation N.V.
                                    c/o Bayou International Ltd.
                                    Level 8, 580 St. Kilda Road
                                    Melbourne, Victoria 3004
                                    AUSTRALIA
                                    Attn: Peter Lee
                                    Telecopier: 011-61-39-95102248

with a copy to:                     Phillips Nizer Benjamin
                                          Krim & Ballon LLP
                                    666 Fifth Avenue
                                    New York, New York 10103
                                    Attn: Brian Brodrick, Esq.
                                    Telecopier:

If to Solmecs Shareholder:          Bayou International Ltd.
                                    Level 8, 580 St. Kilda Road
                                    Melbourne, Victoria 3004
                                    AUSTRALIA
                                    Attn: Peter Lee
                                    Telecopier: 011-61-39-95102248

with a copy to:                     Phillips Nizer Benjamin
                                          Krim & Ballon LLP
                                    666 Fifth Avenue
                                    New York, New York 10103
                                    Attn: Brian Brodrick, Esq.
                                    Telecopier:

                  12.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

                  12.3 Entire Agreement. This Agreement and the agreements referred to herein constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  12.4 No Assignment. This Agreement shall not be assigned by operation of law or otherwise, and any assignment shall be null and void.

                  12.5 Headings. Headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  12.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to its choice of law principles, except as Delaware General Corporation Law mandatorily applies.

                  12.7 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, each of SCNV and Solmecs, by their respective officers thereunto duly authorized, and the Solmecs Shareholder, individually, has caused this Agreement to be executed as of the date first written above.


                                       SCNV ACQUISITION CORP.



                                       By:___________________________
                                                          , President


                                       SOLMECS CORPORATION N.V.



                                       By:___________________________
                                                          , President


                                       BAYOU INTERNATIONAL LTD.



                                       By:___________________________
                                                          , President

                         INDEX OF EXHIBITS AND SCHEDULES


                                                                            PAGE

EXHIBITS

Exhibit 6.6 Lock-Up Agreement..............................................   28
Exhibit 6.7 Registration Rights Agreement..................................   28
Exhibit 6.11 Employment Agreement..........................................   30
Exhibit 8.1(c) Opinion of Phillips Nizer ..................................   33
Exhibit 8.2(c) Opinion of Tenzer Greenblatt LLP............................   35

Schedules

Schedule 3.9 Real and Tangible Property....................................    8
Schedule 3.13 Intangibles..................................................   11
Schedule 3.15 Insurance....................................................   13
Schedule 3.16 Banks; Power of Attorneys....................................   14
Schedule 3.17 Employee Agreements..........................................   14
Schedule 3.20 Customers/Suppliers..........................................   16
Schedule 3.21 Licenses.....................................................   17
Schedule 3.22 Certain Business Matters.....................................   17
Schedule 3.23 Contracts....................................................
Schedule 3.25 Business Practices and Commitments...........................   19
Schedule 3.26 Approvals/Consents...........................................   19
Schedule 4.2 Subsidiaries..................................................   20
Schedule 4.3 Noncontravention..............................................   22